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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                            STATE OF
                                                        JURISDICTION OF
      NAME OF SUBSIDIARY                                 INCORPORATION
- - -------------------------------                         ---------------

Pre Finish Metals Incorporated                        Illinois

Pre Finish Metals (Morrisville) Incorporated          Delaware

Pre Finish Metals (Middletown) Incorporated           Delaware

Pre Finish Metals (EG) Incorporated                   Delaware

Deposition Technologies, Incorporated                 California

Material Sciences Foreign Sales Corporation           U. S. Virgin Islands